Exhibit 99.1

11011 Sunset Hills Road
Reston, Virginia 20190	News
www.gd.com

Contact: Jeff A. Davis
Tel: 703 876 3483
press@generaldynamics.com

General Dynamics Reports Second-Quarter 2025 Financial Results

July 23, 2025

•Revenue $13 billion, up 8.9% from year-ago quarter
•Diluted EPS $3.74, up 14.7% from year-ago quarter
•$1.6 billion cash from operating activities, 158% of net earnings
•Very strong order activity in Marine and Aerospace segments

RESTON, Va. – General Dynamics (NYSE: GD) today reported second-quarter 2025 operating earnings of $1.3 billion, or $3.74 per diluted share (EPS), on revenue of $13 billion. Compared with the year-ago quarter, revenue increased 8.9%, operating earnings increased 12.9%, and diluted EPS increased 14.7%. Operating margin of 10.0% was a 30-basis-point expansion from the year-ago quarter.

“During the first half of the year, each of our four segments achieved growth in revenue and earnings, with margins on a companywide basis expanding 50 basis points over the same period last year,” said Phebe Novakovic, chairman and chief executive officer. “Our strong cash flow and healthy backlog position us well to have a good second half.”

Cash and Capital Deployment
Net cash provided by operating activities in the quarter totaled $1.6 billion, or 158% of net earnings. During the quarter, the company paid $402 million in dividends, invested $198 million in capital expenditures, and reduced total debt by $897 million. The company ended the quarter with $8.7 billion in total debt and $1.5 billion in cash and equivalents on hand.

Orders and Backlog
Consolidated book-to-bill ratio, defined as orders divided by revenue, was 2.2-to-1 for the quarter. Book-to-bill was 2.4-to-1 for the defense segments and 1.3-to-1 for the aerospace segment. On a companywide basis, orders totaled $28.3 billion. Backlog at the end of the quarter was $103.7 billion. Estimated potential contract value, representing management’s estimate of additional value in unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options, was $57.5 billion. Total estimated contract value, the sum of all backlog components, was $161.2 billion.

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About General Dynamics
Headquartered in Reston, Virginia, General Dynamics is a global aerospace and defense company that offers a broad portfolio of products and services in business aviation; ship construction and repair; land combat vehicles, weapons systems and munitions; and technology products and services. General Dynamics employs more than 110,000 people worldwide and generated $47.7 billion in revenue in 2024. More information is available at www.gd.com.

WEBCAST INFORMATION: General Dynamics will webcast its second-quarter 2025 financial results conference call at 9 a.m. EDT on Wednesday, July 23, 2025. The webcast will be a listen-only audio event available at www.gd.com. An on-demand replay of the webcast will be available by telephone two hours after the end of the call through July 30, 2025, at 800-770-2030 (international: +1 609-800-9909), conference ID 4299949. Charts furnished to investors and securities analysts in connection with General Dynamics’ announcement of its financial results are available at www.gd.com.

This press release contains forward-looking statements (FLS), including statements about the company’s future operational and financial performance, which are based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “forecasts,” “scheduled,” “outlook,” “estimates,” “should” and variations of these words and similar expressions are intended to identify FLS. In making FLS, we rely on assumptions and analyses based on our experience and perception of historical trends; current conditions and expected future developments; and other factors, estimates and judgments we consider reasonable and appropriate based on information available to us at the time. FLS are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. FLS are not guarantees of future performance and involve factors, risks and uncertainties that are difficult to predict. Actual future results and trends may differ materially from what is forecast in the FLS. All FLS speak only as of the date they were made. We do not undertake any obligation to update or publicly release revisions to FLS to reflect events, circumstances or changes in expectations after the date of this press release. Additional information regarding these factors is contained in the company’s filings with the SEC, and these factors may be revised or supplemented in future SEC filings. In addition, this press release contains some financial measures not prepared in accordance with U.S. generally accepted accounting principles (GAAP). While we believe these non-GAAP metrics provide useful information for investors, there are limitations associated with their use, and our calculations of these metrics may not be comparable to similarly titled measures of other companies. Non-GAAP metrics should not be considered in isolation from, or as a substitute for, GAAP measures. Reconciliations to comparable GAAP measures and other information relating to our non-GAAP measures are included in other filings with the SEC, which are available at investorrelations.gd.com.
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EXHIBIT A
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Three Months Ended		Variance
	June 29, 2025	June 30, 2024	$	%
Revenue	$13,041	$11,976	$1,065	8.9%
Operating costs and expenses	(11,736)	(10,820)	(916)
Operating earnings	1,305	1,156	149	12.9%
Other, net	15	18	(3)
Interest, net	(88)	(84)	(4)
Earnings before income tax	1,232	1,090	142	13.0%
Provision for income tax, net	(218)	(185)	(33)
Net earnings	$1,014	$905	$109	12.0%
Earnings per share—basic	$3.78	$3.30	$0.48	14.5%
Basic weighted average shares outstanding	268.1	274.1
Earnings per share—diluted	$3.74	$3.26	$0.48	14.7%
Diluted weighted average shares outstanding	270.9	277.7

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EXHIBIT B
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Six Months Ended		Variance
	June 29, 2025	June 30, 2024	$	%
Revenue	$25,264	$22,707	$2,557	11.3%
Operating costs and expenses	(22,691)	(20,515)	(2,176)
Operating earnings	2,573	2,192	381	17.4%
Other, net	36	32	4
Interest, net	(177)	(166)	(11)
Earnings before income tax	2,432	2,058	374	18.2%
Provision for income tax, net	(424)	(354)	(70)
Net earnings	$2,008	$1,704	$304	17.8%
Earnings per share—basic	$7.48	$6.22	$1.26	20.3%
Basic weighted average shares outstanding	268.6	273.8
Earnings per share—diluted	$7.40	$6.14	$1.26	20.5%
Diluted weighted average shares outstanding	271.3	277.4
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EXHIBIT C
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Three Months Ended		Variance
	June 29, 2025	June 30, 2024	$	%
Revenue:
Aerospace	$3,062	$2,940	$122	4.1%
Marine Systems	4,220	3,453	767	22.2%
Combat Systems	2,283	2,288	(5)	(0.2)%
Technologies	3,476	3,295	181	5.5%
Total	$13,041	$11,976	$1,065	8.9%
Operating earnings:
Aerospace	$403	$319	$84	26.3%
Marine Systems	291	245	46	18.8%
Combat Systems	324	313	11	3.5%
Technologies	332	320	12	3.8%
Corporate	(45)	(41)	(4)	(9.8)%
Total	$1,305	$1,156	$149	12.9%
Operating margin:
Aerospace	13.2%	10.9%
Marine Systems	6.9%	7.1%
Combat Systems	14.2%	13.7%
Technologies	9.6%	9.7%
Total	10.0%	9.7%

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EXHIBIT D
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Six Months Ended		Variance
	June 29, 2025	June 30, 2024	$	%
Revenue:
Aerospace	$6,088	$5,024	$1,064	21.2%
Marine Systems	7,809	6,784	1,025	15.1%
Combat Systems	4,459	4,390	69	1.6%
Technologies	6,908	6,509	399	6.1%
Total	$25,264	$22,707	$2,557	11.3%
Operating earnings:
Aerospace	$835	$574	$261	45.5%
Marine Systems	541	477	64	13.4%
Combat Systems	615	595	20	3.4%
Technologies	660	615	45	7.3%
Corporate	(78)	(69)	(9)	(13.0)%
Total	$2,573	$2,192	$381	17.4%
Operating margin:
Aerospace	13.7%	11.4%
Marine Systems	6.9%	7.0%
Combat Systems	13.8%	13.6%
Technologies	9.6%	9.4%
Total	10.2%	9.7%

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EXHIBIT E
CONSOLIDATED BALANCE SHEET
DOLLARS IN MILLIONS

	(Unaudited)
	June 29, 2025	December 31, 2024
ASSETS
Current assets:
Cash and equivalents	$1,523	$1,697
Accounts receivable	3,613	2,977
Unbilled receivables	8,412	8,248
Inventories	9,889	9,724
Other current assets	1,629	1,740
Total current assets	25,066	24,386
Noncurrent assets:
Property, plant and equipment, net	6,556	6,467
Intangible assets, net	1,437	1,520
Goodwill	20,876	20,556
Other assets	2,953	2,951
Total noncurrent assets	31,822	31,494
Total assets	$56,888	$55,880
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$1,204	$1,502
Accounts payable	3,078	3,344
Customer advances and deposits	10,678	9,491
Other current liabilities	3,419	3,487
Total current liabilities	18,379	17,824
Noncurrent liabilities:
Long-term debt	7,508	7,260
Other liabilities	7,421	8,733
Total noncurrent liabilities	14,929	15,993
Shareholders’ equity:
Common stock	482	482
Surplus	4,173	4,062
Retained earnings	42,695	41,487
Treasury stock	(22,975)	(22,450)
Accumulated other comprehensive loss	(795)	(1,518)
Total shareholders’ equity	23,580	22,063
Total liabilities and shareholders’ equity	$56,888	$55,880

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EXHIBIT F
CONSOLIDATED STATEMENT OF CASH FLOWS - (UNAUDITED)
DOLLARS IN MILLIONS

	Six Months Ended
	June 29, 2025	June 30, 2024
Cash flows from operating activities—continuing operations:
Net earnings	$2,008	$1,704
Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation of property, plant and equipment	325	311
Amortization of intangible and finance lease right-of-use assets	121	117
Equity-based compensation expense	89	87
Deferred income tax benefit	(98)	(90)
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	(612)	(158)
Unbilled receivables	(200)	(601)
Inventories	(207)	(1,152)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	(261)	(125)
Customer advances and deposits	106	169
Other, net	179	274
Net cash provided by operating activities	1,450	536
Cash flows from investing activities:
Capital expenditures	(340)	(360)
Other, net	124	53
Net cash used by investing activities	(216)	(307)
Cash flows from financing activities:
Repayment of fixed-rate notes	(1,500)	—
Proceeds from fixed-rate notes	747	—
Proceeds from commercial paper, net	696	—
Dividends paid	(785)	(750)
Purchases of common stock	(600)	(139)
Other, net	39	111
Net cash used by financing activities	(1,403)	(778)
Net cash used by discontinued operations	(5)	(2)
Net decrease in cash and equivalents	(174)	(551)
Cash and equivalents at beginning of period	1,697	1,913
Cash and equivalents at end of period	$1,523	$1,362

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EXHIBIT G
ADDITIONAL FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

Other Financial Information:
	June 29, 2025	December 31, 2024
Debt-to-equity (a)	36.9%	39.7%
Book value per share (b)	$87.66	$81.61
Shares outstanding	268,993,342	270,340,502

	Second Quarter		Six Months
	2025	2024	2025	2024
Income tax (payments) refunds, net	$(202)	$81	$(236)	$48
Company-sponsored research and development (c)	$119	$147	$220	$284
Return on sales (d)	7.8%	7.6%	7.9%	7.5%

Non-GAAP Financial Measures:
	Second Quarter		Six Months
	2025	2024	2025	2024
Free cash flow:
Net cash provided by operating activities	$1,598	$814	$1,450	$536
Capital expenditures	(198)	(201)	(340)	(360)
Free cash flow (e)	$1,400	$613	$1,110	$176

	June 29, 2025	December 31, 2024
Net debt:
Total debt	$8,712	$8,762
Less cash and equivalents	1,523	1,697
Net debt (f)	$7,189	$7,065
(a)Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.

(b)Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.

(c)Includes independent research and development and Aerospace product-development costs.

(d)Return on sales is calculated as net earnings divided by revenue.

(e)We define free cash flow as net cash from operating activities less capital expenditures. We believe free cash flow is a useful measure for investors because it portrays our ability to generate cash from our businesses for purposes such as repaying debt, funding business acquisitions, repurchasing our common stock and paying dividends. We use free cash flow to assess the quality of our earnings and as a key performance measure in evaluating management.

(f)We define net debt as short- and long-term debt (total debt) less cash and equivalents. We believe net debt is a useful measure for investors because it reflects the borrowings that support our operations and capital deployment strategy. We use net debt as an important indicator of liquidity and financial position.

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EXHIBIT H
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Estimated Contract Value
Second Quarter 2025:
Aerospace	$18,676	$1,227	$19,903	$1,165	$21,068
Marine Systems	39,298	13,674	52,972	14,708	67,680
Combat Systems	15,961	616	16,577	9,592	26,169
Technologies	9,945	4,285	14,230	32,011	46,241
Total	$83,880	$19,802	$103,682	$57,476	$161,158
First Quarter 2025:
Aerospace	$18,171	$828	$18,999	$1,090	$20,089
Marine Systems	30,882	7,491	38,373	10,261	48,634
Combat Systems	16,129	799	16,928	8,649	25,577
Technologies	9,751	4,606	14,357	32,670	47,027
Total	$74,933	$13,724	$88,657	$52,670	$141,327
Second Quarter 2024:
Aerospace	$19,126	$911	$20,037	$372	$20,409
Marine Systems	29,912	11,436	41,348	3,983	45,331
Combat Systems	16,003	673	16,676	5,816	22,492
Technologies	9,365	3,875	13,240	28,283	41,523
Total	$74,406	$16,895	$91,301	$38,454	$129,755

*The estimated potential contract value includes work awarded on unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options and other agreements with existing customers to purchase new aircraft and aircraft services. We recognize options in backlog when the customer exercises the option and establishes a firm order. For IDIQ contracts, we evaluate the amount of funding we expect to receive and include this amount in our estimated potential contract value. The actual amount of funding received in the future may be higher or lower than our estimate of potential contract value.

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EXHIBIT H-1
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

$110,000
$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
$91,357
$95,560
$93,627
$93,734
$91,301
$92,634
$90,597
$88,657
$103,682
2Q23
3Q23
4Q23
1Q24
2Q24
3Q24
4Q24
1Q25
2Q25

Funded Backlog	Unfunded Backlog

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EXHIBIT H-2
BACKLOG BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

AEROSPACE
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$20,037
$19,796
$19,693
$18,999
$19,903
2Q24
3Q24
4Q24
1Q25
2Q25

MARINE SYSTEMS
$60,000
$45,000
$30,000
$15,000
$0
$41,348
$40,471
$39,818
$38,373
$52,972
2Q24
3Q24
4Q24
1Q25
2Q25

COMBAT SYSTEMS
$20,000
$15,000
$10,000
$5,000
$0
$16,676
$17,971
$16,980
$16,928
$16,577
2Q24
3Q24
4Q24
1Q25
2Q25

TECHNOLOGIES

$20,000
$15,000
$10,000
$5,000
$0
$13,240
$14,396
$14,106
$14,357
$14,230
2Q24
3Q24
4Q24
1Q25
2Q25

Funded Backlog	Unfunded Backlog

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EXHIBIT I
AEROSPACE SUPPLEMENTAL DATA - (UNAUDITED)
DOLLARS IN MILLIONS

	Second Quarter		Six Months
	2025	2024	2025	2024
Gulfstream Aircraft Deliveries (units):
Large-cabin aircraft	32	31	62	52
Mid-cabin aircraft	6	6	12	9
Total	38	37	74	61

Aerospace Book-to-Bill:
Orders*	$4,003	$2,673	$6,364	$5,099
Revenue	3,062	2,940	6,088	5,024
Book-to-Bill Ratio	1.3x	0.9x	1.0x	1.0x

*Does not include customer defaults, liquidated damages, cancellations, foreign exchange fluctuations and other backlog adjustments.

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